Exhibit 99.1
For more information contact:

Jason Willey
Investor Relations and Corporate Development
nLIGHT, Inc.
(360) 567-4890
jason.willey@nlight.net

nLIGHT, INC. ANNOUNCES SECOND QUARTER 2018 RESULTS
Revenues of $51.7 million and Gross Margin of 34.2%

VANCOUVER, Wash., August 8, 2018 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the second quarter of 2018. These results included:

•	Revenues of $51.7 million, up 49.2% compared to $34.7 million for the second quarter of 2017

•	Gross margin of 34.2% compared to 30.8% for the second quarter of 2017

•	Income from operations of $5.5 million, or 10.7% of revenues, compared to $1.9 million, or 5.5% of revenues, for the second quarter of 2017

GAAP net income for the second quarter of 2018 was $4.7 million, or net income of $0.11 per diluted common share, compared to a loss of $0.3 million, or a net loss of $0.11 per diluted common share, for the second quarter of 2017. Excluding the impact of stock-based compensation and assuming the conversion of all outstanding convertible preferred stock in the period to common stock, non-GAAP net income for the second quarter of 2018 was $5.5 million, or non-GAAP net income of $0.14 per diluted common share, compared to non-GAAP net loss of $0.2 million, or non-GAAP net loss of $0.01 per diluted common share, for the second quarter of 2017.
“We delivered strong revenue growth and gross profit in the second quarter, driven by meaningful expansion in all three of our end markets,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “Industrial and microfabrication business was particularly strong in China in the quarter, with the region growing almost 60% year-over-year. We are excited by the momentum across the business and the pipeline of new products we will introduce over the next several quarters. We remain focused on working closely with our customers to ensure our products enable them to bring differentiated solutions to market.”
Second Quarter 2018 Financial Highlights

	Three Months Ended June 30,
(In thousands, except percentages)	2018	2017	% Change
Revenues	$51,705	$34,664	49.2%
Gross margin	34.2%	30.8%
Income from operations	$5,549	$1,896	192.7%
Operating margin	10.7%	5.5%
Net income (loss)	$4,653	$(287)	NM
Adjusted EBITDA(1)	$8,527	$3,930	117.0%
Adjusted EBITDA, as percentage of revenues	16.5%	11.3%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Outlook
For the third quarter of 2018, nLIGHT expects revenues to be in the range of $48.0 million to $52.0 million, gross margin to be in the range of 33.0% to 36.0%, income from operations in the range of $3.0 million to $5.0 million, and Adjusted EBITDA in the range of $7.0 million to $9.0 million.

Investor Conference Call at 2:00 p.m. Pacific Time, Wednesday, August 8, 2018

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-877-270-2148 (U.S., toll-free) or +1-412-902-6510 (international and toll), with the conference title: nLIGHT Second Quarter 2018 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://nlight.net/company/investors.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. Adjusted EBITDA, a non-GAAP financial metric, is used to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as it gives effect to both the conversion of all outstanding preferred stock to common stock, which occurred immediately prior to the closing of nLIGHT’s initial public offering on April 30, 2018, as well as removing the effect of stock-based compensation expense, which we believe to be an informative view of our results during the period.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense, other non-operating expense or income, net interest expense, depreciation and amortization, stock-based compensation and other special items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by preferred and common weighted-average shares outstanding during the respective period plus the dilutive effect of any outstanding options or warrants during the period, if applicable.

Tables presenting the reconciliation of net income (loss) to Adjusted EBITDA, as well as the reconciliation of net income (loss) and net income (loss) per share, basic and diluted to non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, the two most directly comparable GAAP financial metrics, are included at the end of this press release.

We have not reconciled expectations of net income (loss) to Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, income from operations and Adjusted EBITDA, the expanding global opportunity for high-power lasers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to: (1) our ability to generate sufficient revenues to achieve or maintain profitability in the future as our operating costs increase, (2) the risk that our revenue growth rate in recent periods may not be indicative of our future performance, (3) downturns in the markets we serve could materially adversely affect our revenues and profitability, (4)

our high levels of fixed costs and inventory levels may harm our gross profits and results of operations in the event that demand for our products declines or we maintain excess inventory levels, (5) the competitiveness of the markets for our products, (6) our substantial sales and operations in China, which expose us to risks inherent in doing business there, (7) our manufacturing capacity and operations may not be appropriate for future levels of demand, (8) our reliance on a small number of customers for a significant portion of our revenues and (9) the risk that we may be unable to protect our proprietary technology and intellectual property rights. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission, including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's Registration Statement on Form S-1 or subsequent filings with the Securities and Exchange Commission. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT,” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high‑power semiconductor and fiber lasers used in a variety of end applications in the industrial, microfabrication, and aerospace and defense markets. For more information, please visit www.nlight.net.

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$51,705	$34,664	$94,172	$64,551
Cost of revenues(1)	34,026	23,984	61,764	44,904
Gross profit	17,679	10,680	32,408	19,647
Operating expenses:
Research and development(1)	4,898	4,010	9,181	7,736
Sales, general, and administrative(1)	7,232	4,774	13,470	9,403
Total operating expenses	12,130	8,784	22,651	17,139
Income from operations	5,549	1,896	9,757	2,508
Other expense:
Interest expense, net	(6)	(469)	(225)	(971)
Other income (expense)	(42)	(630)	34	(797)
Income before income taxes	5,501	797	9,566	740
Income tax expense	848	1,084	1,997	2,240
Net income (loss)	$4,653	$(287)	$7,569	$(1,500)
Less: Income allocated to participating securities	$(1,499)	$—	$(4,415)	$—
Net income (loss) attributable to common stockholders	$3,154	$(287)	$3,154	$(1,500)
Net income (loss) per share, basic	$0.13	$(0.11)	$0.23	$(0.57)
Net income (loss) per share, diluted	$0.11	$(0.11)	$0.17	$(0.57)
Shares used in per share calculations:
Basic	24,491	2,626	13,761	2,613
Diluted	29,756	2,626	18,797	2,613

(1)Includes stock-based compensation as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cost of revenues	$62	$6	$84	$15
Research and development	200	14	225	28
Sales, general, and administrative	544	55	659	105
	$806	$75	$968	$148

nLIGHT, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$129,725	$36,687
Accounts receivable, net	21,664	13,353
Inventory	35,269	29,570
Prepaid expenses and other current assets	8,363	4,973
Total current assets	195,021	84,583
Property and equipment, net	19,528	17,968
Intangible assets, net	2,440	1,836
Goodwill	1,387	1,387
Other assets	4,644	4,374
Total assets	$223,020	$110,148

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,064	$12,920
Accrued liabilities	11,918	12,650
Customer advances	674	575
Deferred revenue	778	386
Current portion of long-term debt	4,597	2,363
Total current liabilities	34,031	28,894
Non-current income taxes payable	4,470	3,930
Long-term debt	12,797	15,108
Other long-term liabilities	1,486	933
Total liabilities	52,784	48,865
Stockholders' equity:
Convertible preferred stock - par value	—	12
Preferred stock - par value	—	—
Common stock - par value	15	2
Additional paid-in capital	282,678	180,657
Accumulated other comprehensive loss	(1,357)	(719)
Accumulated deficit	(111,100)	(118,669)
Total stockholders’ equity	170,236	61,283
Total liabilities and stockholders’ equity	$223,020	$110,148

nLIGHT, Inc.
Select Statements of Cash Flows Data
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$7,569	$(1,500)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,118	3,909
Provision for losses on accounts receivable	183	143
Stock-based compensation	968	148
Loss on disposal of property and equipment	11	7
Changes in operating assets and liabilities:
Accounts receivable	(8,711)	(602)
Inventory	(5,644)	(3,402)
Prepaid expenses and other current assets	(3,458)	(579)
Other assets	(1,226)	(486)
Accounts payable	3,539	1,723
Other changes	306	1,954
Net cash provided by (used in) operating activities	(2,345)	1,315
Cash flows from investing activities:
Purchases of property, equipment and intangibles	(5,789)	(1,767)
Proceeds from sale of property and equipment	8	6
Net cash used in investing activities	(5,781)	(1,761)
Cash flows from financing activities:
Principal payments on debt and capital leases	(74)	(2,652)
Proceeds from public offering, net of offering costs	101,486	—
Net proceeds from issuance of convertible preferred stock	—	27,582
Proceeds from stock option exercises	123	66
Net cash provided by financing activities	101,535	24,996
Effect of exchange rate changes on cash	(371)	757
Net increase in cash and cash equivalents	93,038	25,307
Cash and cash equivalents, beginning of period	36,687	13,500
Cash and cash equivalents, end of period	$129,725	$38,807
Supplemental disclosures:
Cash paid for interest	$506	$914
Cash paid for income taxes	2,119	901
Accrued purchases of property, equipment and intangibles	675	86
Accrued deferred offering costs	1,087	105

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$4,653	$(287)	$7,569	$(1,500)
Income tax expense	848	1,084	1,997	2,240
Other (income) expense	42	630	(34)	797
Interest expense, net	6	469	225	971
Depreciation and amortization	2,172	1,959	4,118	3,909
Stock-based compensation	806	75	968	148
Adjusted EBITDA	$8,527	$3,930	$14,843	$6,565

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$4,653	$(287)	$7,569	$(1,500)
Add back:
Stock-based compensation	806	75	968	148
Non-GAAP income (loss)	5,459	(212)	8,537	(1,352)

GAAP weighted average shares outstanding	24,491	2,626	13,761	2,613
Assumed conversion of convertible preferred stock to common stock	7,940	23,044	16,291	21,441
Non-GAAP weighted average number of shares, basic	32,431	25,670	30,052	24,054
Dilutive effect of common stock options and warrants	5,265	—	5,036	—
Non-GAAP weighted average number of shares, diluted	37,696	25,670	35,088	24,054

Non-GAAP net income (loss) per share, basic	$0.17	$(0.01)	$0.28	$(0.06)
Non-GAAP net income (loss) per share, diluted	$0.14	$(0.01)	$0.24	$(0.06)